EXHIBIT (a)(3)


                          NOTICE OF GUARANTEED DELIVERY
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                             HOMEOWNERS GROUP , INC.
                            ------------------------

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 EASTERN STANDARD TIME, ON FRIDAY OCTOBER 17, 1997,UNLESS THE OFFER IS EXTENDED
                            ------------------------

         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of Common Stock, par value $0.01 per share (the "Shares") of Homeowners Group, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer, if applicable, cannot be completed on a timely basis or time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase (as hereinafter defined)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "THE TENDER OFFER--Procedure for Tendering Shares--Guaranteed Delivery" in the Offer to Purchase.

                         The Depositary for the Offer is

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail:                    By Overnight Delivery:        By Hand
2 Broadway                  2 Broadway                    2 Broadway, 19th Floor
New York, NY  10004         New York, NY  10004           New York, NY  10004

                           By Facsimile Transmission:
                                  (212)509-5150
                              Confirm by Telephone:
                             (212)509-4000, Ext. 535

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED












         Ladies and Gentlemen:

                  The undersigned hereby tenders to CC Acquisition Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 19, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedure for Tendering Shares--Guaranteed Delivery" in the Offer to Purchase.

Number of Shares:____________________________   Name(s) of Registered Holder(s):
Certificate Nos. (If available):_____________   ________________________________
_____________________________________________   ________________________________
                                                          (Please Type or Print)

Check the box below if Shares will be tendered
by book-entry transfer:
                                                Address(es):____________________
|_|      The Depository Trust Company
                                                ________________________________
                                                          (Please Type or Print)
Account Number:_____________________________    Area Code and Tel. No.:_________
Dated__________________________, 1997











                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE


         The undersigned, an Eligible Institution (as such term is defined under "THE TENDER OFFER--Procedure for Tendering Shares--Guaranteed Delivery" in the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for the transfer, or a Book-Entry Confirmation (as defined under "THE TENDER OFFER--Procedure for Tendering Shares--Book-Entry Transfer" in the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three trading days after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institutions.


Name of Firm:_____________________________   ___________________________________
                                                          (Authorized Signature)

Address:__________________________________   Name:______________________________
                                                          (Please Type or Print)

__________________________________________   Title:_____________________________
                                (Zip Code)

Area Code and Tel. No.:___________________   Date:________________________, 1997


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.